EXHIBIT 2

NONUTILITY SERVICE AGREEMENT

    This Service Agreement is executed this 20th day of October, 1995, retroactive to October 25, 1994, by and among Cinergy Corp. ("Cinergy"); Cinergy Services, Inc., a service company (the "Service Company"); and the other companies listed on the signature pages hereto (each such other company, a "Client Company", and collectively, the "Client Companies").

    WITNESSETH

    WHEREAS, the Securities and Exchange Commission (hereinafter referred to as the "SEC") has approved and authorized as meeting the requirements of Section 13(b) of the Public Utility Holding Company Act of 1935 (hereinafter referred to as the "Act"), the organization and conduct of the business of the Service Company in accordance herewith, as a wholly owned subsidiary service company of Cinergy Corp.; and

    WHEREAS, the Service Company and the Client Companies have entered into this Service Agreement whereby the Service Company agrees to provide and the Client Companies agree to accept and pay for various services as provided herein determined in accordance with applicable rules and regulations under the Act, which require the Service Company to fairly and equitably allocate costs among all associate companies to which it renders services, including the Client Companies and other associate companies which are not a party to this Service Agreement; and

    NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties to this Service Agreement covenant and agree as follows:

    ARTICLE I - SERVICES

    Section 1.1 The Service Company shall furnish to a Client Company, as requested by a Client Company, upon the terms and conditions hereinafter set forth, such of the services described in Appendix A hereto, at such times, for such periods and in such manner as the Client Company may from time to time request and which the Service Company concludes it is equipped to perform. The Service Company shall also provide a Client Company with such special services, in addition to those services described in Appendix A hereto, as may be requested by a Client Company and which the Service Company concludes it is equipped to perform. In supplying such services, the Service Company may arrange, where it deems appropriate, for the services of such experts, consultants, advisers and other persons with necessary qualifications as are required for or pertinent to the rendition of such services.

    Section 1.2 Each Client Company shall take from the Service Company such of the services described in Section 1.1, and such additional general or special services, whether or not now contemplated, as are requested from time to time by such Client Company and which the Service Company concludes it is equipped to perform.

    Section 1.3 The services described herein shall be directly assigned, distributed or allocated by activity, project, program, work order or other appropriate basis. A Client Company shall have the right from time to time to amend, alter or rescind any activity, project, program or work order provided that (i) any such amendment or alteration which results in a material change in the scope of the services to be performed or equipment to be provided is agreed to by the Service Company, (ii) the cost for the services covered by the activity, project, program or work order shall include any expense incurred by the Service Company as a direct result of such amendment, alteration or rescission of the activity, project, program or work order, and (iii) no amendment, alteration or rescission of an activity, project, program or work order shall release a Client Company from liability for all costs already incurred by or contracted for by the Service Company pursuant to the activity, project, program or work order, regardless of whether the services associated with such costs have been completed.

    ARTICLE II - COMPENSATION

    Section 2.1. As compensation for the services to be rendered hereunder, each Client Company (other than companies exempted in whole or in part from the standards established by Section 13(b) of the Act pursuant to SEC Rule 83 or otherwise ("Cinergy Foreign Associate Companies")) shall pay to the Service Company the cost of such services, determined in accordance with Rule 90 and other applicable rules and regulations under the Act, and each Cinergy Foreign Associate Company shall pay to the Service Company the fair market value of such services, but in any event no less than the cost of such services. Where more than one Client Company is involved in or has received benefits from a service performed, costs will be directly assigned, distributed or allocated, as set forth in Appendix A hereto, between or among such companies on a basis reasonably related to the service performed to the extent reasonably practicable.

    Section 2.2. The method of assignment, distribution or allocation of costs described in Appendix A shall be subject to review annually, or more frequently if appropriate. Such method of assignment, distribution or allocation of costs may be modified or changed by the Service Company without the necessity of an amendment to this Service Agreement provided that in each instance, costs of all services rendered hereunder shall be fairly and equitably assigned, distributed or allocated, all in accordance with the requirements of the Act and any orders promulgated thereunder. The Service Company shall advise the Client Companies from time to time of any material changes in such method of assignment, distribution or allocation.

    Section 2.3. The Service Company shall render a monthly statement to each Client Company which shall reflect the billing information necessary to identify the costs charged for that month. By the twentieth (20th) day of each month, each Client Company shall remit to the Service Company all charges billed to it.

    Section 2.4. It is the intent of this Service Agreement that the payment for services rendered by the Service Company to the Client Companies under this Service Agreement shall cover all the costs of its doing business (less the cost of services provided to affiliated companies not a party to this Service Agreement and to other non-affiliated companies, and credits for miscellaneous income items), including, but not limited to, salaries and wages, office supplies and expenses, outside services employed, property insurance, injuries and damages, employee pensions and benefits, miscellaneous general expenses, rents, maintenance of structures and equipment, depreciation and amortization, profit and compensation for use of capital as permitted by Rule 91 of the SEC under the Act.

    ARTICLE III - TERM

    Section 3.1. This Service Agreement shall become effective as of the 25th day of October, 1994, and shall continue in force with respect to a Client Company until terminated by the Service Company with respect to such Client Company or until terminated by unanimous agreement of all Client Companies, in each case upon not less than one year's prior written notice to all other parties. This Service Agreement shall also be subject to termination or modification at any time, without notice, if and to the extent performance under this Service Agreement may conflict with the Act or with any rule, regulation or order of the SEC adopted before or after the date of this Service Agreement.

    ARTICLE IV - MISCELLANEOUS

    Section 4.1. All accounts and records of the Service Company shall be kept in accordance with the General Rules and Regulations promulgated by the SEC pursuant to the Act, in particular, the Uniform System of Accounts for Mutual Service Companies and Subsidiary Service Companies in effect from and after the date hereof.

    Section 4.2. New direct or indirect non-utility subsidiaries of Cinergy Corp., which may come into existence after the effective date of this Service Agreement, may become additional Client Companies (collectively, the "New Client Companies") subject to this Service Agreement. In addition, the parties hereto shall make such changes in the scope and character of the services to be rendered and the method of assigning, distributing or allocating costs of such services among the Client Companies and the New Client Companies under this Service Agreement as may become necessary.

    Section 4.3. The Service Company shall permit a Client Company's access to its accounts and records, including the basis and computation of allocations.

    IN WITNESS WHEREOF, the parties hereto have caused this Service Agreement to be executed as of the date and year first above written.

                        CINERGY CORP.

                        By: /s/William L. Sheafer
                             Treasurer


                        CINERGY SERVICES, INC.

                        By: /s/William L. Sheafer
                             Treasurer

                        CINERGY INVESTMENTS, INC.


                        By: /s/William L. Sheafer
                             Treasurer


                        PSI RECYCLING, INC.

                        By: /s/William L. Sheafer
                             Treasurer


                        CINERGY RESOURCES, INC.


                        By: /s/William L. Sheafer
                             Treasurer


                        WHOLESALE POWER SERVICES, INC.


                        By: /s/William L. Sheafer
                             Treasurer


                        POWER EQUIPMENT SUPPLY CO.


                        By: /s/William L. Sheafer
                             Treasurer


                        POWER INTERNATIONAL, INC.


                        By: /s/William L. Sheafer
                             Treasurer


                        TRI-STATE IMPROVEMENT CO.


                        By: /s/William L. Sheafer
                             Treasurer


                        KO TRANSMISSION CO.


                        By: /s/William L. Sheafer
                             Treasurer


                        SOUTH CONSTRUCTION COMPANY, INC.


                        By: /s/William L. Sheafer
                             Treasurer

                        PSI POWER RESOURCE DEVELOPMENT, INC.


                        By: /s/William L. Sheafer
                             Treasurer


                        PSI POWER RESOURCE OPERATIONS, INC.


                        By:  /s/William L. Sheafer
                             Treasurer


                        PSI SUNNYSIDE, INC.


                        By: /s/William L. Sheafer
                             Treasurer


                        PSI INTERNATIONAL, INC.


                        By: /s/William L. Sheafer
                             Treasurer


                        CINERGY TECHNOLOGY, INC.


                        By: /s/William L. Sheafer
                             Treasurer


                        COSTANERA POWER CORP.


                        By: /s/William L. Sheafer
                             Treasurer

                        PSI ARGENTINA, INC.


                        By: /s/William L. Sheafer
                             Treasurer

                        PSI ENERGY ARGENTINA, INC.


                        By: /s/William L. Sheafer
                             Treasurer


                        PSI T&D INTERNATIONAL, INC.


                        By: /s/William L. Sheafer
                             Treasurer


                        PSI YACYRETA, INC.


                        By: /s/William L. Sheafer
                             Treasurer

Appendix A to Nonutility
Service Agreement

                   Description of Services and Determination
                             of Charges for Services

I. The Service Company will maintain an accounting system for accumulating all costs on an activity, project, program, work order or other appropriate basis. To the extent practicable, time records of hours worked by Service Company employees will be kept by activity, project, program or work order. Charges for salaries will be determined from such time records and will be computed on the basis of employees' effective hourly rates, including the cost of fringe benefits and payroll taxes. Records of employee-related expenses and other indirect costs will be maintained for each functional group within the Service Company (hereinafter referred to as "Function"). Where identifiable to a particular activity, project, program or work order, such indirect costs will be directly assigned to such activity, project, program or work order. Where not identifiable to a particular activity, project, program or work order, such indirect costs within a Function will be allocated in relationship to the directly assigned costs of the Function. For purposes of this Appendix A, any costs not directly assigned by the Service Company will be allocated monthly.

II. Service Company costs accumulated for each activity, project, program or work order will be directly assigned, distributed or allocated to the Client Companies or other Functions within the Service Company as follows:

         1. Costs accumulated in an activity, project, program or work order for services specifically performed for a single Client Company or Function will be directly assigned and charged to such Client Company or Function.

         2. Costs accumulated in an activity, project, program or work order for services specifically performed for two or more Client Companies or Functions will be distributed among and charged to such Client Companies or Functions. The appropriate method of distribution will be determined by the Service Company on a case-by-case basis consistent with the nature of the work performed. The distribution method will be provided to each such affected Client Company or Function.

         3. Costs accumulated in an activity, project, program or work order for services of a general nature which are applicable to all Client Companies or Functions or to a class or classes of Client Companies or Functions will be allocated among and charged to such Client Companies or Functions by application of one or more of the allocation ratios described in paragraphs III and IV of this Appendix A.

III. The following ratios, determined on an annual basis or as otherwise required, will be applied, as specified in paragraph IV of this Appendix A, to allocate costs for services of a general nature.

         1.   Number of Employees Ratio

         A ratio, based on the sum of the number of employees at the end of each month for the immediately preceding twelve consecutive calendar months, the numerator of which is for a Client Company or Service Company Function and the denominator of which is for all Client Companies (and Cinergy Corp.'s domestic utility affiliates, where applicable) and/or the Service Company.

         2.   Number of Central Processing Unit Seconds Ratio

         A ratio, based on the sum of the number of central processing unit seconds expended to execute mainframe computer software applications for the immediately preceding twelve consecutive calendar months, the numerator of which is for a Client Company or Service Company Function, and the denominator of which is for all Client Companies, the Service Company (and Cinergy Corp.'s domestic utility affiliates, where applicable).

IV. A description of each Function's activities which may be modified from time to time by the Service Company, is set forth below in paragraph "a" under each Function. As described in paragraph II, "1" and "2" of this Appendix A, where identifiable, costs will be directly assigned or distributed to the Client Companies or to other Functions of the Service Company. Costs of any of the Functions set forth below may be directly assigned or distributed to the Client Companies. For costs accumulated in activities, projects, programs or work orders of the Information Systems, Transportation, Human Resources and Facilities Functions which are for services of a general nature that cannot be directly assigned or distributed, as described in paragraph II, "3" of this Appendix A, the method or methods of allocation, are set forth below in paragraph "b" under each of such Functions. To the extent that a specific method of allocation for costs of a general nature is not set forth below, a study will be performed, and updated annually, to determine the appropriate proportion, if any, of such costs to be allocated. Substitution or changes may be made in the methods of allocation hereinafter specified, as may be appropriate, and will be provided to state regulatory agencies and to each Client Company.

         1.   Information Systems

         a.   Description of Function

              Provides communications and electronic data processing services. The activities of the Function include:

              (1) Development and support of mainframe computer software applications.

              (2) Procurement and support of personal computers and related network and software applications.

              (3)  Operation of data center.

              (4)  Installation and operation of communications systems

         b.   Method of Allocation

              (1) Development and support of mainframe computer software applications - allocated to the Client Companies and other Functions of the Service Company based on the number of Central Processing Unit Seconds Ratio.

              (2) Procurement and support of personal computers and related network and software applications - allocated to the Client Companies and to other Functions of the Service Company based on the Number of Employees Ratio.

              (3) Operation of data center - allocated to the Client Companies and to other Functions of the Service Company based on the Number of Central Processing Unit Seconds Ratio.

              (4) Installation and operation of communications systems - allocated to the Client Companies and to other Functions of the Service Company based on the Number of Employees Ratio.

    2.   Transportation

         a.   Description of Function

              Procures and maintains vehicles and other equipment.

         b.   Method of Allocation

              Allocated to the Client Companies and to other Functions of the Service Company based on the Number of Employees Ratio.

    3.   Human Resources

         a.   Description of Function

              Establishes and administers policies and supervises compliance with legal requirements in the areas of employment, compensation, benefits and employee health and safety. Processes payroll and employee benefit payments. Supervises contract negotiations and relations with labor unions.

         b.   Method of Allocation

              Allocated to the Client Companies and to other Functions of the Service Company based on the Number of Employees Ratio.

    4.   Facilities

         a.   Description of Function

              Operates and maintains office and service buildings. Provides security and housekeeping services for such buildings and procures office furniture and equipment.

         b.   Method of Allocation

              Allocated to other Functions of the Service Company based on the Number of Employees Ratio.

    5.   Accounting

         a.   Description of Function

              Maintains the books and records of Cinergy Corp. and its affiliates, prepares financial and statistical reports, processes payments to vendors, prepares tax filings and supervises compliance with tax laws and regulations.

    6.   Public Affairs

         a.   Description of Function

              Prepares and disseminates information to employees, customers, government officials, communities and the media. Provides graphics, reproduction lithography, photography and video services.

    7.   Legal

         a.   Description of Function

              Renders services relating to labor and employment law, litigation, contracts, rates and regulatory affairs, environmental matters, financing, financial reporting, real estate and other legal matters.

    8.   Finance

         a.   Description of Function

              Renders services to Client Companies with respect to investments, financing, cash management, risk management, claims and fire prevention. Prepares reports to the SEC, budgets, financial forecasts and economic analyses.

    9.   Internal Audit

         a.   Description of Function

              Reviews internal controls and procedures to ensure that assets are safeguarded and that transactions are properly authorized and recorded.

    10.  Investor Relations

         a.   Description of Function

              Provides communications to investors and the financial community, performs transfer agent and shareholder recordkeeping functions, administers stock plans and performs stock-related regulatory reporting.

    11.  Planning

         a.   Description of Function

              Facilitates preparation of strategic and operating plans, monitors trends and evaluates business opportunities.

    12.  Executive

         a.   Description of Function

              Provides general administrative and executive management services.